JOINT FILER INFORMATION

Name:                                              Urstadt Property Company, Inc.

Address:                                          2 Park Place, Bronxville, New York 10708

Designated Filer:                           Charles J. Urstadt

Issuer & Ticker Symbol:             Urstadt Biddle Properties Inc. (UBP)
                                                           (Common Stock)

Date of Event                                     May 6, 2014
Requiring Statement:

Signature:                                         Urstadt Property Company, Inc.

                                  X
              By:       Charles J. Urstadt, Chairman
                   by Thomas D. Myers as Attorney in Fact

                                                                                             Charles J. Urstadt
                                                                                             Chairman